UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 7, 2018

Walmart Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2018, the Board of Directors (the "Board") of Walmart Inc. ("Walmart") appointed Sarah Friar as a director of Walmart. Ms. Friar will also serve on the Audit Committee and the Strategic Planning and Finance Committee of the Board. There is no arrangement or understanding between Ms. Friar and any other persons or entities pursuant to which Ms. Friar was appointed as a director.

Upon her appointment to the Board, Ms. Friar became entitled to a prorated portion of the non-management directors’ compensation for the term ending on the date of Walmart’s 2018 Annual Shareholders’ Meeting. The components of Walmart’s non-management director compensation were disclosed in Walmart’s proxy statement dated April 20, 2017 relating to the Annual Shareholders’ Meeting held on June 2, 2017. As part of her non-management director compensation, on February 7, 2018, Ms. Friar received a prorated stock award in the amount of 536 shares of Walmart common stock.  Ms. Friar will also receive a prorated portion of the $90,000 annual retainer payable to non-management directors. This annual retainer will be paid quarterly in arrears through the 2018 Annual Shareholders’ Meeting, and Ms. Friar may elect to receive these retainers in cash or Walmart common stock, defer in stock units, defer in an interest bearing account, or receive in any combination thereof.

A copy of the press release announcing Ms. Friar’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated February 8, 2018, announcing appointment of Sarah Friar to the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 8, 2018

WALMART INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate Division